    As filed with the Securities and Exchange Commission on October 20, 2000
                                                                    --

                                                     REGISTRATION NO. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              _________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                  under the
                            SECURITIES ACT OF 1933
                              _________________

                              ALLOY ONLINE, INC.
                 (Exact name of Registrant as specified in its
                                   charter)

             Delaware                                 04-3310676
    (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)              Identification No.)

                      151 West 26/th/ Street, 11th Floor
                              New York, NY 10001
                                (212) 244-4307
                           (212) 244-4311 facsimile
                   (Address of Principal Executive Offices)

ALLOY ONLINE, INC. RESTATED 1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION
                                     PLAN
                           (Full title of the plan)

                              Matthew C. Diamond
                            Chief Executive Officer
                              Alloy Online, Inc.
                          115 West 30th Street, #201
                              New York, NY 10001
                           (212) 244-4311 facsimile
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              _________________

                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                          Proposed               Proposed
          Title of                Amount to be             maximum                Maximum
 securities to be registered      registered/(1)/       offering price            Aggregate                   Amount of
                                                        per share/(2)/       Offering price/(2)/           registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       4,000,000               $7.16                $28,640,000                    $7,561
                                   =========               =====                ===========                    ======

====================================================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the Alloy Online, Inc. Restated 1997 Employee, Director and Consultant Stock Option Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is made on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of a date (October 18, 2000) within 5 business days prior to filing this Registration Statement.

================================================================================

                               EXPLANATORY NOTE
                               ----------------

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. This Registration Statement on Form S-8 hereby registers 4,000,000 additional shares of Common Stock pursuant to the Plan. A Registration Statement on Form S-8 (File No. 333-90681), registering an aggregate of 4,137,586 shares of Common Stock under (i) the Plan and (ii) the 1999 Alloy Online, Inc. Employee Stock Purchase Plan was filed with the Securities and Exchange Commission on November 10, 1999.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended January 31, 2000.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 2000.

         (c) The Registrant's Current Report on Form 8-K dated as of February 7, 2000.

         (d) The Registrant's Current Report on Form 8-K/A dated as of February 22, 2000.

         (e) The Registrant's Current Report on Form 8-K dated as of March 24, 2000.

         (f) The Registrant's Current Report on Form 8-K/A dated as of April 7, 2000.

         (g) The Registrant's definitive Proxy Statement on Schedule 14A filed on May 30, 2000.

         (h) The Registrant's Current Report on Form 8-K dated as of August 2, 2000.

         (i) The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000.

         (j) The Registrant's Current Report on Form 8-K/A dated as of October 2, 2000.

         (k) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-26023) filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 3,450 shares of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, File No. 333-74159.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.  Exhibits.
-----------------

         (4.1) Form of Common Stock Certificate (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-74159, and incorporated herein by reference).

         (4.2) Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-74159, and incorporated herein by reference).

         (4.3) Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-74159, and incorporated herein by reference).

         (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

         (23.2)   Consent of Arthur Andersen LLP.

         (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

         (99.1) Restated 1997 Employee, Director and Consultant Stock Option Plan, as amended and restated through July 21, 2000.

Item 9.  Undertakings.
---------------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                      (iii) To include any material information with respect to
                 the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on this 20 day of October, 2000.

                                          ALLOY ONLINE, INC.


                                          By  /s/ Matthew C. Diamond
                                              --------------------------------
                                              Matthew C. Diamond
                                              Chief Executive Officer


                                          By  /s/ Samuel A. Gradess
                                              --------------------------------
                                              Samuel A. Gradess
                                              Chief Financial Officer

         Each person whose signature appears below constitutes and appoints Matthew C. Diamond and Samuel A. Gradess his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Alloy Online, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                        Date
---------                              -----                        ----

/s/ Matthew C. Diamond         Chief Executive Officer        October 20, 2000
----------------------------
Matthew C. Diamond             and Chairman (principal
                               executive officer)


/s/ James K. Johnson, Jr.      Chief Operating Officer        October 20, 2000
----------------------------
James K. Johnson, Jr.          and Director



/s/ Samuel A. Gradess          Chief Financial Officer        October 20, 2000
----------------------------
Samuel A. Gradess              Director (principal financial
                               and accounting officer)

/s/ Peter M. Graham               Director                October 20, 2000
----------------------------
Peter M. Graham


/s/ David Yarnell                 Director                October 20, 2000
----------------------------
David Yarnell


                                  Director                October 20, 2000
----------------------------
Lee Masters

                              ALLOY ONLINE, INC.

                         INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT

         (4.1) Form of Common Stock Certificate (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-74159, and incorporated herein by reference).

         (4.2) Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-74159, and incorporated herein by reference).

         (4.3) Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-74159, and incorporated herein by reference).

         (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

         (23.2)   Consent of Arthur Andersen LLP.

         (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

         (99.1) Restated 1997 Employee, Director and Consultant Stock Option Plan, as amended and restated through July 21, 2000.